

2Q13 Supplemental Information

HEALTHCARE REIT

2Q13 Supplemental Information

HEALTHCARE REIT

Table of Contents

Portfolio Composition[1]

(dollars in thousands, except per bed / unit / square foot)

Overview by Investment Type	Age	Properties	Investment Balance	% of Total	Committed Balance	Beds / Units / Square Feet	Per Bed / Unit / Square Foot[2]
Seniors housing triple-net	12	322	$ 4,794,489	22.5%	$ 4,889,229	29,613	$ 165,104
Skilled nursing/post-acute	25	248	3,239,850	15.2%	3,278,682	31,898	102,786
Seniors housing operating	14	357	8,792,613	41.1%	8,795,490	39,927	257,241
Hospital	13	30	840,647	3.9%	843,752	1,970	428,301
Medical office	12	219	3,379,439	15.8%	3,490,692	13,966,411	254
Life science	15	7	326,956	1.5%	326,956	1,188,132	562
Total	**15**	**1,183**	**$ 21,373,994**	**100.0%**	**$ 21,624,801**		

Portfolio NOI[3]	Current Quarter: Total Revenues	Current Quarter: Operating Expenses	Current Quarter: Net Operating Income	Adjustments	Adjusted NOI	Annualized NOI	% of Total
Seniors housing triple-net	$ 105,110	$ -	$ 105,110	$ (425)	$ 104,685	$ 418,740	23.5%
Skilled nursing/post-acute	90,529	-	90,529	(280)	90,249	360,996	20.3%
Seniors housing operating	425,196	285,437	139,759	15,427	155,186	620,744	34.9%
Hospital	23,484	183	23,301	-	23,301	93,204	5.2%
Medical office	94,262	29,986	64,276	72	64,348	257,392	14.5%
Life science	10,890	3,777	7,113	-	7,113	28,452	1.6%
Corporate	164	-	164	-	164	656	0.0%
Total	**$ 749,635**	**$ 319,383**	**$ 430,252**	**$ 14,794**	**$ 445,046**	**$ 1,780,184**	**100.0%**

Portfolio Performance[1]

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Facility Revenue Mix: Private Pay	Facility Revenue Mix: Medicaid	Facility Revenue Mix: Medicare
Seniors housing triple-net	88.4%	1.14x	1.32x	88.7%	6.2%	5.1%
Skilled nursing/post-acute	88.3%	1.33x	1.71x	23.0%	47.0%	30.0%
Seniors housing operating	90.1%	n/a	n/a	99.0%	0.6%	0.4%
Hospital	65.2%	2.24x	2.58x	36.1%	12.0%	51.9%
Medical office	94.4%	n/a	n/a	100.0%	0.0%	0.0%
Life science	97.9%	n/a	n/a	100.0%	0.0%	0.0%
Total		**1.32x**	**1.61x**	**82.4%**	**9.7%**	**7.9%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(3) See page 18 for reconciliation of current quarter NOI. Adjustments represent timing of investments, dispositions and construction conversions that occurred during the quarter, and assumes all activities occur at the beginning of the quarter. Annualized NOI calculated as current quarter adjusted NOI multiplied by 4.

(4) Data as of June 30, 2013 for seniors housing operating, medical office and life science and March 31, 2013 for remaining asset types. Excludes assets disposed of subsequent to March 31, 2013.

(5) Represents trailing twelve month coverage metrics.

Geographic Concentration[1]

(dollars in thousands)

Balances	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[2]	Total Properties	Investment Balance	% of Total
California	$ 30,742	$ -	$ 1,625,992	$ 307,205	$ 195,966	82	$ 2,159,905	10.1%
New Jersey	738,759	485,795	223,888	34,809	244,463	72	1,727,712	8.1%
Texas	248,285	122,848	284,137	149,344	717,443	100	1,521,895	7.1%
England	96,605	-	1,299,965	-	-	31	1,396,570	6.5%
Massachusetts	88,484	348,118	524,688	9,270	328,958	59	1,293,474	6.1%
Florida	571,465	58,317	5,119	21,580	384,221	78	1,040,702	4.9%
Pennsylvania	270,799	526,766	76,902	17,706	-	52	892,173	4.2%
Washington	89,792	-	605,489	-	183,014	34	878,295	4.1%
Illinois	304,247	-	385,099	-	38,220	30	727,566	3.4%
Ontario	-	-	700,044	-	-	44	700,044	3.3%
Remaining[3]	2,357,331	1,700,188	3,061,314	300,733	1,616,112	601	9,035,658	42.2%
Total	**$ 4,784,489**	**$ 3,239,850**	**$ 8,782,613**	**$ 840,847**	**$ 3,708,395**	**1,183**	**$ 21,373,994**	**100.0%**

NOI	Seniors Housing Triple-net	Skilled Nursing / Post - Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[2]	Total Properties	Total NOI[1,4]	% of Total
California	$ 1,082	$ -	$ 29,327	$ 8,397	$ 4,061	82	$ 42,867	10.0%
New Jersey	13,635	12,169	2,877	1,014	6,105	72	35,800	8.3%
Texas	6,352	3,817	5,480	2,595	11,934	100	30,178	7.0%
England	1,619	-	21,929	-	-	31	23,548	5.5%
Massachusetts	1,773	10,623	9,917	-	7,114	59	29,427	6.9%
Florida	9,401	2,401	312	551	6,052	78	18,717	4.4%
Pennsylvania	6,202	14,187	1,477	816	-	52	22,682	5.3%
Washington	2,480	-	11,675	-	3,287	34	17,442	4.1%
Illinois	6,282	-	4,633	-	770	30	11,685	2.7%
Ontario	-	-	7,234	-	-	44	7,234	1.7%
Remaining[3]	56,128	47,299	44,898	9,909	31,423	601	189,657	44.1%
Total	**$ 104,834**	**$ 90,508**	**$ 139,759**	**$ 23,282**	**$ 70,746**	**1,183**	**$ 429,227**	**100.0%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Balance and NOI for Massachusetts represent our Life Science portfolio only.

(3) Includes Canadian provinces other than Ontario.

(4) Represents NOI including discontinued operations for the three months ended June 30, 2013, excluding other income totaling $1,025,000.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, Virginia is a privately held company that operates 296 premium private pay seniors housing communities with over 27,300 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 6/30/2013, the HCN portfolio consisted of 125 private pay seniors housing facilities with an investment balance of $3.3 billion.

Genesis HealthCare, located in Kennett Square, PA, is a privately held company that is the nation's largest skilled nursing care provider with more than 400 skilled nursing centers and assisted living residences in 28 states nationwide. Genesis also provides rehabilitation therapy to over 1,500 healthcare providers in 45 states. As of 6/30/2013, the HCN portfolio consisted of 176 facilities in 15 states with an investment balance of $2.7 billion.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates 209 seniors housing and long-term care facilities Canada and the United States. As of 6/30/2013, the HCN portfolio consisted of 47 private pay seniors housing facilities located across five Canadian provinces with an investment balance of $1.2 billion.

Merrill Gardens, located in Seattle, WA, is a privately held company that operates 55 private pay seniors housing facilities with over 6,000 units in nine states. The portfolio is concentrated in major metro markets on the west coast. As of 6/30/2013, the HCN portfolio consisted of 48 private pay seniors housing facilities in eight states with an investment balance of $1.1 billion.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of 6/30/2013, the HCN portfolio consisted of 19 private pay seniors housing facilities in six states with an investment balance of $870 million.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 47 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 6/30/2013, the HCN portfolio consisted of 37 private pay seniors housing facilities in six states with an investment balance of $855 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,400 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 6/30/2013, the HCN portfolio consisted of 27 private pay seniors housing facilities in five states with an investment balance of $737 million.

Senior Lifestyle, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent, assisted, rehabilitation, skilled, memory and continuing care in metro markets across the United States. The company operates 101 facilities in 21 states. As of 6/30/2013, the HCN portfolio consisted of 34 private pay seniors housing facilities in eight states with an investment balance of $722 million.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, Tennessee, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 649 seniors housing facilities in 36 states with the ability to serve approximately 67,000 residents. As of 6/30/2013, the HCN portfolio consisted of 87 seniors housing facilities in 19 states with an investment balance of $628 million.

Chartwell Retirement Residences (TSE:CSH), is a publicly traded company located in Mississauga, Ontario, that operates approximately 222 facilities in North America, and is the largest seniors housing operator in Canada. As of 6/30/2013, the HCN portfolio consisted of 42 private pay seniors housing facilities located across four Canadian provinces with an investment balance of $470 million.

Diversification by Operating Partner(1)

(dollars in thousands)

	Total Properties		Investment Balance	% of Total
Sunrise Senior Living	125	$	3,339,848	15.6%
Genesis HealthCare	176		2,658,738	12.4%
Revera	47		1,220,081	5.7%
Merrill Gardens	48		1,066,129	5.0%
Belmont Village	19		870,281	4.1%
Benchmark Senior Living	37		854,918	4.0%
Brandywine Senior Living	27		738,955	3.4%
Senior Lifestyle	34		721,817	3.4%
Brookdale Senior Living	87		628,044	2.9%
Chartwell Retirement Residences	42		469,513	2.2%
Remaining	541		8,809,872	41.3%
Total	1,183	$	21,373,994	100.0%

Same Store Performance(2)

	Properties(3)		2Q12 Same Store Cash NOI		2Q13 Same Store Cash NOI	% Change
Seniors housing triple-net(4)	243	$	70,789	$	72,703	2.7%
Skilled nursing/post-acute(4)	220		72,880		75,057	3.0%
Seniors housing operating(5)	118		53,543		58,020	8.4%
Hospitals(4)	26		19,490		18,840	1.8%
Medical office(6)	157		45,078		46,408	3.0%
Life science(7)	7		6,606		6,667	0.9%
Total	771	$	268,388	$	278,695	3.8%

Entrance Fee Portfolio

Properties	Average Age		Investment Balance	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
8	10	$	425,739	983	71%	844	87%

Notes:

(1) Includes pro rata share of unconsolidated joint ventures.

(2) Includes pro rata share of unconsolidated joint ventures and excludes entrance fee portfolio. See page 25 for reconciliation.

(3) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the most recent quarter.

(4) Represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(5) See page 7.

(6) See page 8.

(7) See page 10.

Portfolio Performance - Triple-Net Payment Coverage Stratification[1]

% of total HCN NOI

	EBITDARM: Seniors Housing Triple-net	EBITDARM: Skilled Nursing / Post-Acute	EBITDARM: Hospital	EBITDARM: Total	EBITDARM: Weighted Average Maturity	EBITDARM: Number of Leases	EBITDAR: Seniors Housing Triple-net	EBITDAR: Skilled Nursing / Post-Acute	EBITDAR: Hospital	EBITDAR: Total	EBITDAR: Weighted Average Maturity	EBITDAR: Number of Leases
<0.85x				-	-	-	1.1%	0.0%		1.1%	7	3
0.85x-0.95x				-	-	-	0.4%	0.1%		0.5%	13	4
0.95x-1.05x	1.1%			1.1%	8	3	8.0%			8.0%	12	7
1.05x-1.15x	5.5%			5.5%	12	6	1.4%			1.4%	13	3
1.15x-1.25x	3.4%	0.1%		3.5%	14	5	3.0%			3.0%	10	3
1.25x-1.35x	0.8%			0.8%	13	4	0.4%	15.6%		16.0%	16	3
>1.35x	8.5%	19.4%	4.4%	32.3%	13	25	5.1%	3.8%	4.4%	13.3%	10	20
Total	**19.4%**	**19.5%**	**4.4%**	**43.3%**	**13**	**43**	**19.4%**	**19.5%**	**4.4%**	**43.3%**	**13**	**43**


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDARM Coverage


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDAR Coverage

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	Unit Types	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI	Current on Rent[2]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Skilled nursing/post-acute	AL / DEM / NF	1.19x	0.65x	0.0%	X	X	X	X	X
Seniors housing triple-net	IL / AL / NF	0.97x	0.65x	1.0%	X	X	X		X
Seniors housing triple-net	IL / AL / DEM / NF	0.95x	0.80x	0.1%	X	X	X	X	
Skilled nursing/post-acute	NF	1.22x	0.88x	0.1%	X	X	X		
Seniors housing triple-net	IL / AL	1.04x	0.92x	0.1%	X	X		X	
Seniors housing triple-net	IL / AL / DEM	1.14x	0.92x	0.1%	X	X	X	X	
Seniors housing triple-net	AL / DEM	1.08x	0.94x	0.2%	X	X	X	X	

Notes:

(1) Represents trailing twelve month coverage metrics as of March 31, 2013. 2Q13 annualized NOI is detailed on pg. 2. Agreements included represent 88% of total seniors housing triple-net, skilled nursing/post-acute and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment. Excludes assets disposed of subsequent to March 31, 2013.

(2) Rent is current if < 90 days outstanding as of June 30, 2013.

Portfolio Composition - Seniors Housing Operating[1]

(dollars in thousands)

Total Performance		2Q12		3Q12		4Q12		1Q13		2Q13
Properties		180		185		193		310		357
Average age (years)		14		13		13		11		14
Beds/Units		21,380		21,818		25,568		34,888		39,927
Investment balance	$	3,425,514	$	3,657,103	$	5,375,723	$	7,696,954	$	8,792,613
Total occupancy		87.9%		88.9%		90.3%		88.7%		88.5%
Total revenues[2]	$	180,439	$	197,525	$	228,655	$	379,885	$	425,196
Operating expenses	$	120,273	$	133,254	$	149,370	$	260,089	$	285,437
NOI	$	60,166	$	64,271	$	79,285	$	119,796	$	139,759
Total cap-ex/TI/LC	$	4,238	$	5,548	$	8,897	$	8,899	$	13,838

Same Store Performance[3]		2Q12		2Q13
Properties		118		118
Occupancy		88.3%		90.4%
Cash revenues	$	163,599	$	173,547
Cash operating expenses	$	110,056	$	115,527
Cash NOI	$	53,543	$	58,020
Year-over-year growth rate				8.4%

Secured Debt		Amount	Blended Interest Rate	Weighted Average Maturity
Consolidated principal balance	$	1,908,250	4.7%	6.1
Unconsolidated principal balance (pro rata)	$	514,312	5.4%	2.4

Quality Indicators[4]		US Benchmark[5]		2Q13
% Located East & West Coast + Top 31 MSA[6]				91.5%
Revenue/Occupied Room/Month (REVPOR)[7]	$	3,954	$	5,722
Average Housing Value[8]		233,655		370,698

Ownership Diversification		Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$	3,339,848	125	9,895	88.2%
Revera		1,220,081	47	5,041	75.0%
Merrill Gardens		1,088,129	48	5,822	80.0%
Belmont Village		870,281	19	2,615	95.0%
Benchmark Senior Living		828,774	34	3,005	95.0%
Chartwell Retirement Residences		489,513	42	8,173	54.0%
Senior Star Living		420,532	10	1,977	90.0%
Brookdale Senior Living		324,479	13	1,797	80.0%
Silverado Senior Living		253,176	19	1,602	95.0%
Total	$	8,792,613	357	39,927	84.8%

Notes:

(1) Dollars represent 100% of partnerships except unconsolidated joint ventures which are reflected at HCN's ownership percentage.

(2) Includes interest income of $6,208,000 and $757,000 related to Sunrise Loan in 4Q12 and 1Q13, respectively.

(3) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period.

(4) U.S. properties only.

(5) Source: ASHA (American Seniors Housing Association).

(6) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(7) See page 26 for reconciliation.

(8) HCN average housing values based on a five mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	167	11,730,902	2,984,643 $	85,711 $	26,945 $	58,766	12	94.8%
Unaffiliated	23	925,502	236,773	6,336	2,586	3,750	16	89.0%
Subtotal	190	12,656,404	3,221,416	92,047	29,531	62,516	12	94.4%
Equity investment[1]	6	405,414	43,003	1,227	319	908		
Discontinued operations	7	92,582	2,539	125	136	(11)		
Development	8	615,505	35,333	-	-	-		
Loans	3	196,506	44,489	883	-	883		
Land	5	-	32,659	-	-	-		
Total	219	13,966,411 $	3,379,439 $	94,282 $	29,986 $	64,296		

Portfolio Performance - Medical Office Buildings[2]

Total Portfolio Performance		2Q12		3Q12		4Q12		1Q13		2Q13
Properties		171		175		188		189		190
Square feet		11,219,587		11,450,406		12,479,388		12,619,931		12,656,404
Investment balance	$	2,907,337	$	2,951,758	$	3,209,609	$	3,238,543	$	3,221,416
Occupancy		93.8%		94.2%		94.4%		94.5%		94.4%
Total revenue	$	75,238	$	80,455	$	84,354	$	91,823	$	92,047
Operating expenses	$	24,419	$	25,570	$	26,637	$	28,764	$	29,531
NOI from continuing operations	$	50,819	$	54,885	$	57,717	$	63,059	$	62,516
Total cap-ex/TI/LC	$	6,409	$	3,797	$	7,700	$	3,382	$	2,618
Revenues per square foot[3]	$	26.82	$	28.11	$	27.04	$	29.10	$	29.09
NOI per square foot[3]	$	18.12	$	19.17	$	18.50	$	19.99	$	19.76
Retained (square feet)[4]		615,940		584,549		689,243		655,783		704,615
Expired (square feet)[4]		782,235		715,279		845,513		822,676		874,043
Retention rate[4]		78.7%		81.7%		81.5%		79.7%		80.6%

Same Store Performance		2Q12		3Q12		4Q12		1Q13		2Q13
Properties		157		157		157		157		157
Square feet		9,833,501		9,830,595		9,830,595		9,850,325		9,850,325
Investment balance	$	2,487,822	$	2,488,995	$	2,489,273	$	2,490,274	$	2,487,771
Occupancy		93.7%		94.2%		94.3%		94.3%		94.3%
Cash revenues	$	66,869	$	67,734	$	67,337	$	68,390	$	67,777
Cash operating expenses	$	21,791	$	22,202	$	21,374	$	21,926	$	21,369
Cash NOI	$	45,078	$	45,532	$	45,963	$	46,464	$	46,408
Year-over-year growth rate										3.0%

Expirations	2013	2014	2015	2016	2017	Thereafter
Square feet	330,690	630,902	664,990	784,391	1,121,576	9,123,855
% of portfolio	2.6%	5.0%	5.3%	6.2%	8.9%	72.0%

Notes:

(1) Dollar amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments, discontinued operations and development properties.

(3) Annualized.

(4) Amounts represent trailing twelve months from the indicated quarter end.

Portfolio Concentration - Medical Office Buildings

(dollars in thousands, except per square foot)

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	11.4%
Virtua	547,035	4.3%
Kelsey-Seybold	541,431	4.3%
Texas Health Resources	359,434	2.8%
Northside Hospital	304,284	2.4%
Remaining Portfolio	9,462,652	74.8%
Total	12,656,404	100.0%

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot[2]
Texas	40	2,588,589	18.5%	$ 733,928	$ 284
Florida	34	1,464,127	10.5%	384,221	262
Wisconsin	18	1,441,588	10.3%	275,293	191
Georgia	11	900,531	6.4%	185,870	206
New Jersey	7	880,581	6.3%	244,463	278
California	10	687,130	4.9%	195,968	285
Minnesota	7	565,480	4.0%	161,732	312
Washington	8	498,468	3.6%	183,014	367
Indiana	5	419,969	3.0%	114,139	272
Missouri	5	397,700	2.8%	123,559	311
Remaining Portfolio	78	4,124,288	29.5%	888,507	225
Total	219	13,968,411	100.0%	$ 3,490,692	$ 254

Notes:

(1) Excludes equity investments, development, loan properties, and discontinued operations.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts reflected at HCN's 49% ownership interest)

Total Life Science Performance		2Q12		3Q12		4Q12		1Q13		2Q13
Properties		7		7		7		7		7
Average age (years)		14		14		14		14		15
Square feet		1,188,132		1,188,132		1,188,132		1,188,132		1,188,132
Investment balance	$	333,853	$	333,212	$	331,880	$	328,629	$	326,956
Occupancy		97.8%		97.8%		97.9%		97.9%		97.9%
Total revenues	$	10,753	$	10,918	$	11,059	$	11,408	$	10,890
Operating expenses	$	3,250	$	3,356	$	3,462	$	4,032	$	3,777
NOI[1]	$	7,503	$	7,562	$	7,597	$	7,376	$	7,113
Total cap-ex/TI/LC	$	148	$	1,372	$	783	$	515	$	138

Same Store Performance		2Q12		2Q13
Properties		7		7
Cash revenues	$	9,840	$	10,428
Cash operating expenses	$	3,234	$	3,761
Cash NOI	$	6,606	$	6,667
Year-over-year growth rate				0.9%

Secured Debt[2]		Amount	Blended Interest Rate	Weighted Average Maturity
Unconsolidated principal balance	$	174,058	5.0%	3.2

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Vertex	145,275	12.2%
Ariad Pharmaceuticals	128,509	10.8%
Brigham and Women's Hospital	125,098	10.5%
Novartis	70,475	5.9%
Genzyme	58,853	4.8%
Remaining portfolio	34,990	3.1%
Total[3]	1,188,132	100.0%

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $463,000 and non-cash expense of $16,000 for the three months ended June 30, 2013.

(2) Pro rata share of non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the HCN/Forest City joint venture.

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/12	2013 YTD Funding	2013 YTD Conversions	CIP Balance at 6/30/13
Development Properties						
Seniors housing triple-net	10	796	$ 36,452	$ 34,735	$ (9,287)	$ 61,900
Skilled nursing/post-acute	6	740	70,984	18,434	(58,030)	31,388
Medical office	10	772,812	46,604	58,955	(70,227)	35,332
Sub-total	26		$ 154,020	$ 112,124	$ (137,544)	$ 128,600
Expansion Projects						
Seniors housing triple-net	11	158	$ 8,639	$ 5,630	$ (8,155)	$ 6,114
Seniors housing operating	1	13	-	472	-	472
Hospital	1	16	325	1,970	-	2,295
Total	39		$ 162,984	$ 120,196	$ (145,699)	$ 137,481

Development Funding Projections(1)

				Projected Future Funding			
Development Properties	Projects	Beds / Units / Square Feet	Projected Yields(2)	2013 Funding	2014 Funding	Unfunded Commitments	Committed Balances
Seniors housing triple-net	9	751	8.4%	$ 50,264	$ 27,041	$ 77,305	$ 139,205
Skilled nursing/post-acute	3	384	9.7%	22,468	16,364	38,832	70,200
Medical office	8	615,504	8.2%	75,476	25,974	101,450	136,782
Total	20		8.6%	$ 148,208	$ 69,379	$ 217,587	$ 346,187

Development Project Conversion Estimates(1)

Quarterly Conversions

	Amount	Projected Yields(2)
1Q13 actual	$ 127,853	8.7%
2Q13 actual	9,691	7.5%
3Q13 estimate	86,756	8.2%
4Q13 estimate	62,657	8.7%
1Q14 estimate	57,332	8.5%
2Q14 estimate	78,212	9.0%
3Q14 estimate	32,200	9.4%
4Q14 estimate	29,030	8.0%
Total	$ 483,731	8.6%

Annual Conversions

	Amount	Projected Yields(2)
2013 estimate	$ 286,957	8.5%
2014 estimate	196,774	8.8%
2015 estimate	-	0.0%
2016 estimate	-	0.0%
2017 + estimate	-	0.0%
Total	$ 483,731	8.6%

Notes:

(1) Excludes expansion projects.

(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

Development Projects Summary[1]

(dollars in thousands)

Seniors Housing Triple-Net

		Unit Mix						
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 6/30/13	Estimated Conversion
Voorhees, NJ	102	-	75	27	-	$ 28,500	$ 25,537	3Q13
Coppell, TX	74	-	51	23	-	10,050	4,625	3Q13
Brookfield, WI	90	-	-	90	-	14,400	7,883	4Q13
Naperville, IL	90	-	-	90	-	14,400	7,531	4Q13
The Villages, FL	45	-	-	45	-	8,650	2,878	4Q13
Rockwall, TX	74	-	51	23	-	10,350	2,868	1Q14
Grapevine, TX	74	-	51	23	-	10,625	2,901	2Q14
Burleson, TX	106	-	82	24	-	13,200	3,284	3Q14
Upper Providence, PA	96	-	74	22	-	29,030	4,405	4Q14
Subtotal	**751**	**-**	**384**	**367**	**-**	**$ 139,205**	**$ 61,900**	

Skilled Nursing/Post-Acute

		Unit Mix						
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 6/30/13	Estimated Conversion
Gambrills, MD	110	-	-	-	110	19,700	9,080	1Q14
Moorestown, NJ	124	-	-	-	124	31,500	17,623	2Q14
Frederick, MD	130	-	-	-	130	19,000	4,665	3Q14
Subtotal	**384**	**-**	**-**	**-**	**384**	**$ 70,200**	**$ 31,368**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased%	Health System Affiliation	Commitment Amount	Balance at 6/30/13	Estimated Conversion
Cincinnati, OH	93,620	91%	Yes	$ 15,581	$ 5,232	3Q13
Pearland, TX	54,713	100%	Yes	13,115	6,420	3Q13
Pendleton, OR	50,839	80%	Yes	10,482	4,564	3Q13
Highland, IL	55,332	94%	Yes	9,028	6,222	3Q13
Lenexa, KS	75,126	93%	Yes	16,463	3,893	4Q13
Moline, IL	46,654	80%	Yes	8,744	2,603	4Q13
Coon Rapids, MN	115,363	80%	Yes	27,282	4,979	1Q14
Burnsville, MN	123,857	73%	Yes	38,087	1,419	2Q14
Subtotal	**615,504**	**85%**		**$ 138,782**	**$ 35,332**	
Total Development Projects				**$ 348,187**	**$ 128,600**	

Notes:

(1) Excludes expansion projects.

Unstabilized Properties (1)

(dollars in thousands)

	3/31/13 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	6/30/13 Properties
Seniors housing triple-net	36	(5)	-	1	32
Skilled nursing/post-acute	6	-	-	-	6
Hospital	1	-	-	-	1
Total	43	(5)	-	1	39

	6/30/13 Properties	Beds / Units		Investment Balance	% of Total Investment
Seniors housing triple-net	32	4,206	$	780,178	3.7%
Skilled nursing/post-acute	6	622		82,336	0.4%
Hospital	1	106		200,288	0.9%
Total	39	4,934	$	1,062,804	5.0%

Occupancy

	3/31/13 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	6/30/13 Properties
0% - 50%	14	(1)	-	-	(5)	8
50% - 70%	9	(1)	-	1	2	11
70% +	20	(3)	-	-	3	20
Total	43	(5)	-	1	-	39

	6/30/13 Properties	Months In Operation		Revenues	% of Total Revenues(2)		Investment Balance	% of Total Investment
0% - 50%	8	11	$	13,208	0.4%	$	172,294	0.8%
50% - 70%	11	19		11,472	0.4%		184,475	0.9%
70% +	20	22		56,978	1.8%		706,035	3.3%
Total	39	19	$	81,658	2.6%	$	1,062,804	5.0%

Notes:

(1) Includes entrance fee properties.

(2) Includes revenues annualized from amounts presented on page 2.

Relationship Investment History

(dollars in millions)


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
Existing relationships
New relationships

Gross Investments

	2010	2011	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	Quarterly Average
Existing	$ 1,542	$ 1,895	$ 647	$ 602	$ 577	$ 1,917	$ 2,621	$ 113	$ 708
New	1,609	4,091	106	547	409	126	-	1,349	588
Total	$ 3,151	$ 5,986	$ 753	$ 1,149	$ 986	$ 2,043	$ 2,621	$ 1,462	$ 1,296
% Existing	49%	32%	86%	52%	59%	94%	100%	8%	55%

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	Second Quarter 2013					
	Properties	Beds / Units / Square Feet		Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions						
Seniors housing operating	47	5,041	units	1,348,500	267,506	7.0%
Total acquisitions	47			$ 1,348,500		7.0%
Construction in Progress						
Development projects:						
Seniors housing triple-net	9	751	units	$ 22,998		
Skilled nursing/post-acute	3	384	beds	9,763		
Medical office	9	651,679	sf	23,818		
Total development projects	21			$ 56,585		
Expansion projects:						
Seniors housing triple-net	10	100	units	2,402		
Seniors housing operating	1	13	units	237		
Hospital	1	18	beds	1,642		
Total expansion projects	12			$ 4,281		
Total construction in progress	33			60,876		
Capital improvements to existing properties				11,355		8.4%
Loan advances				41,100		8.0%
Gross investments				$ 1,461,831		

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	Year-to-Date 2013					
	Properties	Beds / Units / Square Feet		Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions						
Seniors housing triple-net	2	151 units	$	56,636	$ 375,073	7.0%
Seniors housing operating	110	10,277 units		3,028,986	294,734	6.6%
Total acquisitions	112		$	3,085,622		6.6%
Construction in Progress						
Development projects:						
Seniors housing triple-net	10	798 units	$	34,735		
Skilled nursing/post-acute	8	740 beds		18,434		
Medical office	10	772,812 sf		58,955		
Total development projects	28			112,124		
Expansion projects:						
Seniors housing triple-net	11	158 units	$	5,630		
Seniors housing operating	1	13 units		472		
Hospital	1	18 beds		1,970		
Total expansion projects	13		$	8,072		
Total construction in progress	38			120,196		
Investments in unconsolidated joint ventures[1]				805,223		5.1%
Capital improvements to existing properties				19,037		8.3%
Loan advances				53,072		8.2%
Gross investments			$	4,083,150		

(1) This amount represents our minority interest investment in 54 Sunrise JV properties. We completed the buy-out of the majority interest in 49 of the 54 JV properties in July 2013. We expect the aggregate $4.3 billion Sunrise investment to generate an initial unlevered yield of 6.5% before capex.

Investment Timing

(dollars in thousands)

		Acquisitions/ Joint Ventures	Yield		Loan Advances	Yield		Construction Conversions	Yield		Dispositions	Yield
Apr	$	-	0.0%	$	5,618	8.4%	$	-	0.0%	$	-	0.0%
May		1,348,500	7.0%		4,894	8.9%		-	0.0%		1,766	8.7%
Jun		-	0.0%		30,589	7.8%		10,216	7.6%		56,530	5.5%
Total	$	1,348,500	7.0%	$	41,101	8.0%	$	10,216	7.6%	$	58,296	5.6%

Disposition Activity

(dollars in thousands)

	Second Quarter 2013			Year-to-Date 2013		
		Amount	% of Total		Amount	% of Total
Dispositions by Property Type						
Seniors housing triple-net	$	52,478	90.0%	$	114,108	36.4%
Skilled nursing/post-acute		4,215	7.2%		18,916	6.0%
Medical office		-	0.0%		135,784	43.3%
Real property dispositions	$	56,693	97.3%	$	268,808	85.8%
Real estate loans receivable		1,603	2.7%		44,469	14.2%
Total	$	58,296	100.0%	$	313,277	100.0%

Discontinued Operations

	Second Quarter				Year-to-Date			
		2013		2012		2013		2012
Revenues								
Rental income	$	1,193	$	24,196	$	4,336	$	48,586
Expenses								
Interest expense		215		5,463		993		10,704
Property operating expenses		234		474		568		1,367
Depreciation and amortization		369		5,364		762		12,249
Income/(loss) from discontinued operations, net	$	375	$	12,895	$	2,013	$	24,266

Net Operating Income Reconciliation[1]

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2013	2012	2013	2012
Total revenues:				
Seniors housing triple-net:				
Seniors housing	$ 101,325	$ 91,571	$ 200,402	$ 178,895
Skilled nursing/post-acute	88,682	94,996	175,787	186,311
Sub-total rental income	190,007	186,567	376,189	365,206
Interest income	5,433	5,984	11,277	11,861
Other income	199	761	407	1,607
Total seniors housing triple-net income	195,639	193,312	387,873	378,674
Seniors housing operating				
Resident fees and service	425,176	180,439	804,324	338,615
Interest income	-	-	757	-
Seniors housing operating revenues[2]	425,176	180,439	805,081	338,615
Medical facilities:				
Rental income[3]				
Medical office[2]	92,753	81,018	187,091	156,040
Hospital	22,124	21,527	42,222	42,329
Life science[2]	10,890	10,753	22,299	21,777
Sub-total rental income	125,767	113,298	251,612	220,146
Interest income	2,207	1,895	4,663	4,159
Other income	662	478	1,072	1,082
Total medical facilities income	128,636	115,671	257,347	225,387
Non-segment/corporate other income	184	243	245	478
Total revenues	749,635	489,665	1,450,546	943,154
Property operating expenses:				
Seniors housing operating[2]	285,437	120,273	545,526	227,516
Medical facilities[2,3]	33,946	28,558	67,452	54,913
Total property operating expenses	319,383	148,831	612,978	282,429
Net operating income:				
Seniors housing triple-net	195,639	193,312	387,873	378,674
Seniors housing operating	139,739	60,166	259,555	111,099
Medical facilities	94,690	87,113	189,895	170,474
Non-segment/corporate	184	243	245	478
Net operating income	$ 430,252	$ 340,834	$ 837,568	$ 660,725

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 7, 8 and 10 for more information.

(3) The three months ended June 30, 2013 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Seniors housing triple-net	$ 773
Skilled nursing/post-acute	295
Medical office	125
Total	$ 1,193
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 3,019
Skilled nursing/post-acute	6,769
Hospital	258
Medical office	3,663
Life science[2]	463
Total	$ 14,172
Property operating expenses from discontinued operations:	
Medical office	$ 136
Hospitals	98
Total	$ 234

Adjusted EBITDA Reconciliation[1]

(dollars in thousands)

	Twelve Months Ended June 30, 2013		Three Months Ended June 30, 2013	
Net income	$	239,491	$	7,181
Interest expense[2]		414,394		110,844
Income tax expense (benefit)		8,672		1,215
Depreciation and amortization[2]		660,799		200,477
Stock-based compensation		17,607		2,186
Provision for loan losses		27,008		-
Loss (gain) on extinguishment of debt		(1,659)		-
Adjusted EBITDA	$	**1,366,312**	$	**321,903**
Interest Coverage Ratio[3]				
Interest expense[2]	$	414,394	$	110,844
Capitalized interest		8,211		1,386
Non-cash interest expense		(9,584)		(1,237)
Total interest	$	**413,021**	$	**110,993**
Adjusted EBITDA	$	1,366,312	$	321,903
Adjusted interest coverage ratio		**3.31x**		**2.90x**
Fixed Charge Coverage Ratio[4]				
Total interest[2]	$	413,021	$	110,993
Secured debt principal amortization		45,054		13,277
Preferred dividends		66,408		16,602
Total fixed charges	$	**524,483**	$	**140,872**
Adjusted EBITDA	$	1,366,312	$	321,903
Adjusted fixed charge coverage ratio		**2.61x**		**2.29x**
Net Debt to EBITDA Ratio				
Total debt			$	9,560,066
Less: cash and cash equivalents				(512,472)
Net debt			$	**9,047,594**
Adjusted EBITDA Annualized				1,287,612
Net debt to adjusted EBITDA ratio				**7.03x**

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 25.
(2) Interest expense and depreciation and amortization include discontinued operations.
(3) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.
(4) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a minimum of 1.50 times for the twelve months ended.

Revenue and Lease Maturity

(dollars in thousands)

	Rental Income(1)							
Year	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income(2)	Total Revenues(3)	% of Total
2013	769	-	-	7,567	8,336	694	9,030	0.8%
2014	21,121	4,812	-	13,617	39,550	781	40,331	3.5%
2015	1,435	-	-	14,805	16,240	1,010	17,250	1.5%
2016	-	-	-	17,228	17,228	6,209	23,437	2.0%
2017	13,250	3,162	2,350	27,111	45,873	3,129	49,002	4.3%
2018	37,375	-	-	18,127	55,502	296	55,798	4.9%
2019	-	-	-	16,254	16,254	171	16,425	1.4%
2020	13,356	1,626	-	17,577	32,559	1,723	34,282	3.0%
2021	12,402	23,970	-	21,264	57,636	928	58,564	5.1%
2022	559	39,515	-	39,578	79,652	425	80,077	7.0%
Thereafter	307,358	277,019	77,094	90,665	752,136	8,409	760,545	66.4%
	$ 407,625	$ 350,104	$ 79,444	$ 283,793	$ 1,120,966	$ 23,775	$ 1,144,741	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12 years
Skilled nursing/post-acute	13 years
Hospitals	12 years
Medical office buildings	8 years
Total	11 years

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Lines of Credit[1]	Senior Notes[2,3,4,5]	Secured Debt[2]	Consolidated Debt[6]	% of Total	Joint Ventures[7]	Combined Debt	% of Total
2013	$ -	$ 300,000	$ 105,559	$ 405,559	4.3%	$ 39,229	$ 444,788	4.4%
2014	-	-	343,749	343,749	3.6%	286,509	630,258	6.2%
2015	-	250,000	401,401	651,401	6.9%	80,766	732,167	7.2%
2016	-	937,801	378,586	1,316,387	13.9%	71,354	1,387,751	13.6%
2017	-	450,000	338,589	788,589	8.3%	51,579	838,148	8.2%
2018	-	950,000	315,014	1,265,014	13.4%	61,082	1,326,096	13.0%
2019	-	600,000	237,163	837,163	8.8%	83,349	920,512	9.0%
Thereafter	-	3,144,400	720,974	3,865,374	40.8%	29,981	3,895,355	38.4%
Totals	$ -	$ 6,632,201	$ 2,839,025	$ 9,471,226	100.0%	$ 703,849	$ 10,175,075	100.0%
Weighted Avg Interest Rate[8]	0.0%	4.4%	5.1%	4.6%		5.4%	4.6%	
Weighted Avg Maturity Years[3]	-	8.5	6.5	7.9		2.8	7.5	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 5,894,400	62.2%	$ 5,894,400	57.9%
Secured debt[9]	2,565,284	27.1%	3,161,476	31.1%
Total fixed	$ 8,459,684	89.3%	$ 9,055,876	89.0%
Floating Rate Debt				
Senior notes	737,801	7.8%	737,801	7.3%
Secured debt[9]	273,741	2.9%	381,388	3.7%
Total floating	$ 1,011,542	10.7%	$ 1,119,189	11.0%
Total debt	$ 9,471,226	100.0%	$ 10,175,075	100.0%

Notes:

(1) Effective January 8, 2013, the current primary unsecured line of credit has capacity of $2.25 billion with remaining availability of $2.25 billion and matures on March 31, 2017 (with an option to extend for an additional year at our discretion).

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 7.4 years and 7.1 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) 2016 amounts include a $250.0 million Canadian denominated unsecured term loan (approximately $237.8 million USD at exchange rates on June 30, 2013). The loan matures on July 27, 2015 and includes an option to extend for an additional year at our discretion.

(5) 2018 amounts include a $500.0 million term loan. The loan matures on March 31, 2016 and includes an option to extend for an additional two years at our discretion. The interest on the loan is 1-month LIBOR +135bps.

(6) Excludes capital lease obligations of $79.5 million, of which $67.4 million mature in November 2013, $8.5 million mature in April 2015, $1.6 million mature in October 2018 and $1.4 million mature in August 2019.

(7) Represents HCN's share of secured debt at unconsolidated joint ventures.

(8) The interest rate on the primary line of credit is 1-month LIBOR + 117.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(9) $11.8 million of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at June 30, 2013. If one treated this as floating rate debt, consolidated debt would be 89.2% fixed and 10.8% floating.

Current Capitalization

(amounts in thousands except per share data)

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	-	0.0%
Long-term debt obligations[1]		9,560,066	44.2%
Debt to consolidated book capitalization[2]		**9,560,066**	**44.2%**
Total equity		12,064,156	55.8%
Consolidated book capitalization	$	**21,624,222**	**100.0%**
HCN share of unconsolidated joint venture debt		703,849	
Total book capitalization	$	**22,328,071**	
Undepreciated Book Capitalization			
Lines of credit	$	-	0.0%
Long-term debt obligations[1]		9,560,066	40.6%
Debt to consolidated undepreciated book capitalization		**9,560,066**	**40.6%**
Accumulated depreciation and amortization		1,933,439	8.2%
Total equity		12,064,156	51.2%
Consolidated undepreciated book capitalization	$	**23,557,661**	**100.0%**
HCN share of unconsolidated joint venture debt		703,849	
Total undepreciated book capitalization	$	**24,261,510**	
Enterprise Value			
Lines of credit	$	-	0.0%
Long-term debt obligations[1]		9,560,066	31.7%
Debt to consolidated enterprise value		**9,560,066**	**31.7%**
Common shares outstanding		285,232	
Period end share price		$67.03	
Common equity market capitalization		**19,119,101**	**63.4%**
Noncontrolling interests		452,805	1.5%
Preferred stock		1,022,917	3.4%
Consolidated enterprise value	$	**30,154,889**	**100.0%**
HCN share of unconsolidated joint venture debt		703,849	
Total enterprise value	$	**30,858,738**	
Secured Debt as % of Total Assets[3]			
Secured debt[1]	$	**2,875,808**	**13.0%**
Total assets	$	22,188,383	
Total Debt as % of Total Assets[4]			
Total debt[1]	$	**9,560,066**	**43.1%**
Total assets	$	22,188,383	
Unsecured Debt as % of Unencumbered Assets[5]			
Unsecured debt[1]	$	**6,604,978**	**38.6%**
Unencumbered assets	$	17,124,544	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 30%.

(4) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(5) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

Glossary

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents revenue generating cash funded to triple-net tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company's interest in unconsolidated joint ventures as reflected on the company's balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Excludes entrance fee properties.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period April 1, 2012 to June 30, 2013. Entrance fee communities and any properties acquired, developed, transitioned or classified in discontinued operations during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties. EBITDA stands for earnings before interest, taxes, depreciation and amortization. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA to measure our interest coverage ratio, which represents EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

A covenant in our primary line of credit arrangement and Canadian deonminated term loan contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.50 times. Other than Adjusted EBITDA, the company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with financial covenants in our primary line of credit arrangement and Canadian denominated term loan and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Non-GAAP Reconciliations

(dollars in thousands, except REVPOR)

	Three Months Ended June 30,	
	2013	2012
NOI Reconciliation:		
Net operating income[1]	$ 430,252	$ 340,834
Reconciling items:		
Interest expense[2]	(110,844)	(96,762)
Depreciation and amortization[2]	(200,477)	(132,963)
General & administrative expenses	(23,902)	(25,870)
Transaction costs	(28,136)	(28,691)
Gain (loss) on derivatives, net	2,716	2,676
Gain (loss) on extinguishment of debt, net	-	(576)
Income tax benefit (expense)	(1,215)	(1,447)
Non-operating expenses from unconsolidated entities	(31,216)	(12,776)
Gain (loss) on sales of properties, net	(29,997)	32,450
Preferred dividends	(16,602)	(16,719)
Preferred stock redemption charge	-	(6,242)
Loss (income) attributable to noncontrolling interests	913	821
	(438,760)	(286,099)
Net income (loss) attributable to common stockholders	$ (8,508)	$ 54,735
Same Store Cash NOI Reconciliation:		
Net operating income[1]	$ 430,252	$ 340,834
Adjustments:		
Non-cash NOI on same store properties	(8,957)	(11,204)
NOI attributable to non same store properties	(142,600)	(61,264)
Same store cash NOI[3]	$ 278,695	$ 268,366
Year-over-year same store cash NOI growth	3.8%	

REVPOR Reconciliation:	Three Months Ended June 30, 2013
Consolidated resident fees and service revenues	$ 370,995
Unconsolidated resident fees and service revenues attributable to HCN[4]	$ 54,201
HCN resident fees and service revenues[5]	$ 425,196
Unconsolidated resident fees and service revenues attributable to majority partner[6]	$ 52,527
Total resident fees and service revenues	$ 477,723
Less non U.S. resident fees and service revenues[7]	$ (108,126)
Total U.S. resident fees and service revenues	$ 369,597
Average occupied units/month	21,589
REVPOR	$ 5,722

Notes:
(1) See page 18.
(2) Includes amounts related to discontinued operations.
(3) See page 5.
(4) Represents HCN's interest in joint venture properties in which HCN is the minority partner.
(5) See page 7.
(6) Represents partner's interest in joint venture properties in which HCN is the minority partner.
(7) Includes 100% of joint venture properties.

Forward-Looking Statements and Risk Factors

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company's portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company's facilities; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company's facilities; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 6, 2013 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

About Health Care REIT

Health Care REIT, Inc. is a real estate investment trust that has been at the forefront of senior living and health care real estate since the company was founded in 1970. The company's $21 billion portfolio spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life science facilities.

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. The company offers a variety of financing programs that can be tailored to meet the specific needs of each client. The company's capital programs, when combined with its comprehensive planning, development and property management services, make it a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

Health Care REIT is listed on the New York Stock Exchange and is a member of the S&P 500 Index. The company maintains conservative balance sheet management. This financial strength and commitment to creating shareholder value has allowed the company to declare 169 consecutive dividends. As of June 30, 2013, the company's broadly diversified portfolio consisted of 1,183 properties in 46 states, the United Kingdom and Canada. More information is available on the company's website at www.hcreit.com.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com